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                                                                    EXHIBIT 12.2

                              AGRILINK FOODS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                                         FISCAL
                                                          FISCAL YEAR ENDED                          SIX MONTHS ENDED
                                  -----------------------------------------------------------------  ----------------
                                                                                  JUNE 27, 1998
                                  JUNE 25,   JUNE 24,   JUNE 29,    JUNE 28,   --------------------    DECEMBER 27,
                                    1994       1995       1996        1997     ACTUAL    PRO FORMA         1997
                                  --------   --------   --------    --------   -------   ----------  ----------------
COMPUTATION OF RATIO OF EARNINGS
  TO FIXED CHARGES
Income/(loss) before taxes,
  cumulative effect of an
  accounting change, and
  extraordinary item.............  $ 18.8     $ 10.0     $(18.8)     $  7.5     $12.5      $  3.4         $ 9.7
Fixed charges:
     Interest expense............    18.2       32.4       42.0        35.0      30.6        72.9          15.6
     Rentals(B)..................     1.5        1.3        1.4         1.5       1.6         2.0           0.8
                                  --------   --------   --------    --------   -------   ----------      ------
          Total fixed charges....    19.7       33.7       43.4        36.5      32.2        74.9          16.4
                                  --------   --------   --------    --------   -------   ----------      ------
Adjusted earning/(loss) and
  fixed charges..................  $ 38.5     $ 43.7     $ 24.6      $ 44.0     $44.7      $ 78.3         $26.1
                                  --------   --------   --------    --------   -------   ----------      ------
                                  --------   --------   --------    --------   -------   ----------      ------
Ratio of earnings to fixed
  charges........................    1.95       1.30      (C)          1.20      1.39        1.05          1.59
                                  --------   --------   --------    --------   -------   ----------      ------
                                  --------   --------   --------    --------   -------   ----------      ------


                                          DECEMBER 26, 1998
                                   --------------------------------
                                         ACTUAL           PRO FORMA
                                   ------------------     ---------
COMPUTATION OF RATIO OF EARNINGS
  TO FIXED CHARGES
Income/(loss) before taxes,
  cumulative effect of an
  accounting change, and
  extraordinary item.............        $  3.5(A)          $ 2.4
Fixed charges:
     Interest expense............          26.9              37.8
     Rentals(B)..................           0.8               1.0
                                         ------           ---------
          Total fixed charges....          27.7              38.8
                                         ------           ---------
Adjusted earning/(loss) and
  fixed charges..................        $ 31.2             $41.2
                                         ------           ---------
                                         ------           ---------
Ratio of earnings to fixed
  charges........................          1.13              1.06
                                         ------           ---------
                                         ------           ---------

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 (A) The $64.2 million gain on the sale of the Aseptic Business and the $5.5 million expense for the amortization of debt issue costs associated with the Bridge Facility have been excluded in calculating the ratio of earnings to fixed charges for the six months ended December 26, 1998.

 (B) Rentals deemed representative of the interest factor included in rent expense.

 (C) For fiscal 1996 earnings before fixed charges were insufficient to cover fixed charges by $18.7 million.





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